                                   EXHIBIT A

                                   DPL INC.
                       CONSOLIDATED FINANCIAL STATEMENTS
                               INCOME STATEMENT
                        YEAR TO DATE DECEMBER 31, 2001

                                                                         DP&L           OTHER
                                                                      COMPANY        DPL INC.
                                                  DPL INC.       CONSOLIDATED    SUBSIDIARIES     ELIMINATIONS                TOTAL
REVENUES
--------
   UTILITY SERVICE REVENUES                              0      1,188,248,929      79,108,407      (81,189,033)       1,186,168,303
   OTHER REVENUES, NET OF FUEL COSTS                     0                  0      13,454,709                0           13,454,709
                                            --------------   ----------------    ------------    -------------      ---------------
     TOTAL REVENUES                                      0      1,188,248,929      92,563,116      (81,189,033)       1,199,623,012

EXPENSES
--------
   FUEL AND PURCHASED POWER                              0        349,937,328      33,949,394      (78,851,923)         305,034,799
   OPERATION & MAINTENANCE                       3,223,600        164,260,863       4,352,221       (8,040,959)         163,795,725
   DEPRECIATION & AMORTIZATION                           0        116,007,177      11,243,798                0          127,250,975
   AMORTIZATION OF REGULATORY ASSETS, NET                0         46,853,212               0                0           46,853,212
   GENERAL TAXES                                     7,875         98,737,789       1,162,661                0           99,908,325
                                            --------------   ----------------    ------------    -------------      ---------------
     TOTAL EXPENSES                              3,231,475        775,796,369      50,708,074      (86,892,882)         742,843,036

INCOME
------

OPERATING INCOME                                (3,231,475)       412,452,560      41,855,042        5,703,849          456,779,976

INVESTMENT INCOME                              311,027,071          2,277,674      74,702,291     (334,192,345)          53,814,691
OTHER INCOME AND DEDUCTIONS                        366,751         23,519,045     (18,577,748)      (2,645,851)           2,662,197
INTEREST (INCLUDES PREFERRED DIVIDENDS)       (102,737,198)       (63,474,284)    (15,026,003)      44,256,475         (136,981,010)
TRUST PREFERRED DISTRIBUTION BY SUBSIDIARY     (39,507,228)                 0               0                0          (39,507,228)
                                            --------------   ----------------    ------------    -------------      ---------------

INCOME BEFORE INCOME TAXES                     165,923,525        374,774,993      82,953,583     (286,877,873)         336,774,228

INCOME TAXES                                   (50,566,433)       141,410,481      30,460,670                0          121,304,718
                                            --------------   ----------------    ------------    -------------      ---------------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
ACCOUNTING PRINCIPLE                           216,489,958        233,364,512      52,492,913     (286,877,873)         215,469,510

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
PRINCIPLE                                                0          1,020,448               0                0            1,020,448
                                            --------------   ----------------    ------------    -------------      ---------------

NET INCOME                                     216,489,958        234,384,960      52,492,913     (286,877,873)         216,489,958
                                            ==============   ================    ============    =============      ===============

                                   EXHIBIT A

                                   DPL INC.
                      CONSOLIDATING FINANCIAL STATEMENTS
                                 BALANCE SHEET
                             AT DECEMBER 31, 2001

                                                                            DP&L
                                                                         COMPANY        DPL INC.
                                                      DPL INC.      CONSOLIDATED    SUBSIDIARIES      ELIMINATIONS            TOTAL
ASSETS
------
  PROPERTY                                                   0     3,671,787,459     506,333,103        (1,513,905)   4,176,606,657
  ACCUMULATED DEPRECIATION AND AMORTIZATION                  0     1,657,478,070      36,839,942            (6,721)   1,694,311,292
                                               ---------------  ---------------- ---------------  ---------------- ----------------
    NET PROPERTY, PLANT & EQUIPMENT                          0     2,014,309,389     469,493,161        (1,507,184)   2,482,295,366

  CURRENT ASSETS
    CASH AND TEMP. INVESTMENTS                     (21,534,604)        5,691,676      28,167,206                 0       12,324,278
    ACCOUNTS RECEIVABLE - NET                       88,519,741       179,134,949      41,737,830      (144,772,654)     164,619,867
    INVENTORIES, AT AVERAGE COST                             0        61,315,064         244,426               500       61,559,990
    TAXES APPLICABLE TO SUBSEQUENT YEARS                     0        54,781,588               0                 0       54,781,588
    OTHER                                           89,036,720       138,682,515     135,885,715      (303,593,680)      60,011,270
                                               ---------------  ---------------- ---------------  ---------------- ----------------
    TOTAL CURRENT ASSETS                           156,021,856       439,605,793     206,035,177      (448,365,833)     353,296,993

  OTHER ASSETS
    FINANCIAL ASSETS                                         0           645,000   1,119,770,367                 0    1,120,415,367
    INCOME TAXES RECOVERABLE THROUGH
            FUTURE REVENUES                                  0        39,204,544               0                 0       39,204,544
    OTHER REGULATORY ASSETS                                  0        99,746,676               0                 0       99,746,676
    OTHER ASSETS                                 2,813,189,711       216,280,517     101,875,453    (2,972,802,901)     158,542,781
                                               ---------------  ---------------- ---------------  ---------------- ----------------
    TOTAL OTHER ASSETS                           2,813,189,711       355,876,738   1,221,645,820    (2,972,802,901)   1,417,909,367

                                               ---------------  ---------------- ---------------  ---------------- ----------------
    TOTAL ASSETS                                 2,969,211,567     2,809,791,920   1,897,174,158    (3,422,675,919)   4,253,501,726
                                               ===============  ================ ===============  ================ ================

                                   EXHIBIT A

                                   DPL INC.
                      CONSOLIDATING FINANCIAL STATEMENTS
                                 BALANCE SHEET
                             AT DECEMBER 31, 2001


                                                                            DP&L
                                                                         COMPANY        DPL INC.
                                                      DPL INC.      CONSOLIDATED    SUBSIDIARIES      ELIMINATIONS            TOTAL
CAPITALIZATION
--------------
  COMMON STOCK EQUITY
    COMMON STOCK                                     1,265,014           411,722          103,600         (515,322)       1,265,014
    OTHER PAID-IN CAPITAL                                    0       771,644,752    1,276,060,512   (2,047,705,265)               0
    WARRANTS                                        50,000,000                 0                0                0       50,000,000
    COMMON STOCK HELD BY EMPLOYEE PLANS            (55,960,219)                0                0      (37,515,933)     (93,476,152)
    ACCUM OTHER COMPREHENSIVE INCOME               (46,400,263)       15,645,309      (45,019,843)      29,374,535      (46,400,263)
    EARNINGS REINVESTED IN BUSINESS                891,921,564       357,268,475       84,186,134     (423,658,919)     909,717,254
                                               ---------------   ---------------  ---------------  ---------------  ---------------
    TOTAL COMMON STOCK EQUITY                      840,826,097     1,144,970,258    1,315,330,404   (2,480,020,904)     821,105,854

  PREFERRED STOCK                                            0        22,850,800                0                0       22,850,800
  PREFERRED STOCK SUBJECT TO MANDATORY REDEPTION        66,000                 0                0                0           66,000
  COMPANY OBLIGATED MANDATORILY REDEEMABLE
     TRUST PREFERRED SECURITIES OF SUBSIDIARY
        HOLDING SOLELY PARENT DEBENTURES           292,372,700                 0                0                0      292,372,700
  LONG TERM DEBT                                 1,484,225,290       666,638,109                0                0    2,150,863,399
                                               ---------------   ---------------  ---------------  ---------------  ---------------
    TOTAL CAPITALIZATION                         2,617,490,087     1,834,459,167    1,315,330,404   (2,480,020,904)   3,287,258,753

LIABILITIES
-----------
  CURRENT LIABILITIES
    ACCOUNTS PAYABLE                                36,290,978       133,447,270       90,101,925     (144,555,379)     115,284,794
    ACCRUED TAXES                                  (23,533,966)      105,597,376        2,602,843                0       84,666,253
    ACCRUED INTEREST                                32,272,428        19,038,857                0                0       51,311,285
    SHORT-TERM DEBT                                318,197,054        88,916,658      413,045,353     (808,164,377)      11,994,688
    OTHER                                           13,735,708        21,486,244         (184,390)      (2,131,210)      32,906,351
                                               ---------------   ---------------  ---------------  ---------------  ---------------
    TOTAL CURRENT LIABILITIES                      376,962,200       368,486,405      505,565,731     (954,850,966)     296,163,371

  DEFERRED CREDITS AND OTHER
                                                   (25,347,546)      397,032,708      (47,744,530)      12,195,951      336,136,583
    UNAMORTIZED INVESTMENT TAX CREDIT                        0        57,970,316           44,400                0       58,014,716
    INSURANCE AND CLAIMS COSTS                               0                 0      123,649,601                0      123,649,601
    OTHER                                              106,826       151,843,323          328,553                0      152,278,702
                                               ---------------   ---------------  ---------------  ---------------  ---------------
    TOTAL DEFERRED CREDITS AND OTHER               (25,240,720)      606,846,348       76,278,024       12,195,951      670,079,602

    TOTAL LIABILITIES                              351,721,480       975,332,753      581,843,755     (942,655,015)     966,242,973

                                               ---------------   ---------------  ---------------  ---------------  ---------------
  TOTAL CAPITALIZATION AND LIABILITIES           2,969,211,567     2,809,791,920    1,897,174,158   (3,422,675,919)   4,253,501,726
                                               ===============   ===============  ===============  ===============  ===============